CONFIDENTIAL TREATMENT REQUESTED BY SCOPE METALS TRADING & TECHNICAL SERVICES
LIMITED

                                                                    Exhibit 10.3

                       EXCLUSIVITY DISTRIBUTION AGREEMENT

                                     BETWEEN

                                    ALRO S.A.                 [STAMP]

                                       AND

                 SCOPE METAL TRADING & TECHNICAL SERVICES LTD.

                        ALRO AGREEMENT NO._____________

                             DATE: October 16, 2006

1. RECITAL

1.1 ALRO is smelter and manufacturer of aluminum products registered under the
Romanian Laws

1.2 SCOPE METAL TRADING & TECHNICAL SERVICES LTD. is a company registered under the Israeli Law and has expertise in the marketing and distribution of products on the Israel market

1.3 ALRO, INCLUDING OTHER COMPANIES OF THE GROUP, has agreed to appoint SCOPE
METAL TRADING & TECHNICAL SERVICES LTD. as its exclusive distributor in respect of certain of its aluminum products in Israel in the terms and conditions set out herein and SCOPE METAL TRADING & TECHNICAL SERVICES LTD. has agreed to accept such appointment

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2. INTERPRETATION

2.1 Clause headings shall not be used in the interpretation of this AGREEMENT.

2.2 Unless the context clearly indicates a contrary intention, words importing the singular number shall include the plural and vice versa, and words importing any gender shall include the other genders, and words importing persons shall include corporate bodies and vice versa.

2.3 The following expressions shall have the meanings set out against them:

     (a)  PRODUCTS means the following products falling within the current manufacturing range of ALRO: Plates, Coils, Sheets.

     (b)  ALRO means a company duly incorporated in accordance with the company laws of Romania

     (c)  TERRITORY means Israel.

     (d)  END USER means a customer within the TERRITORY who purchases Products from SCOPE METAL TRADING & TECHNICAL SERVICES LTD.

     (e)  AGREEMENT means the present contract concluded between ALRO and SCOPE
          METAL TRADING & TECHNICAL SERVICES LTD. for the sale of aluminum semi finished products on the Israel market.

3. APPOINTMENT

Subject to clause 8.1: ALRO, HEREBY appoints SCOPE METAL TRADING & TECHNICAL
SERVICES LTD. as its exclusive distributor with the exclusive right during the period of this agreement to purchase as a principal PRODUCTS for sale to buyers in the TERRITORY. SCOPE METAL TRADING & TECHNICAL SERVICES LTD. will order from and be invoiced by ALRO directly for PRODUCTS supplied into the TERRITORY. ALRO agrees to appoint SCOPE METAL TRADING & TECHNICAL SERVICES LTD. as its exclusive distributor on the Israel market in strict compliance with this AGREEMENT'S conditions.

4. PERIOD

This AGREEMENT shall commence on 1st March, 2007 and shall continue until the
31st of March, 2008 Based on both parties written acceptance the Agreement shall continue in April 2008 and forward. Notwithstanding any termination, the parties shall be bound to perform under any unfulfilled contracts in existence at the date of termination

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5. PRODUCT MIX

The quantities to be subject to purchase are in accordance with the product mix presented in the Annex 1 of the Agreement. The total quantity according to the
Annex 1 to the present contract shall be subject to monthly lots orders, in equal shares. The acceptable tolerances for the monthly quantities to be declared by Scope Metal Trading & Technical Services Ltd. are +/- 10%. In case of a supplemental quantity above the contracted one, this will be treated as a separate order: the monthly lots are independent: not being subject to any delivery conditioning between them.

6. PRICES AND PAYMENT TERMS

The price payable with respect to Products shall be expressed in the agreed currency and based on mutually agreed Incoterms (as current at the 1st of
October 2002) with payment to be made by ++ Scope Metal Trading & Technical
Services Ltd.'s account, except where other payment terms are mutually agreed by an Addendum to the present contract. The minimum level FOB premiums shall be fixed for the whole Period as presented in the Annex 1 of the Agreement; the mentioned premiums are to be considered for standard size products: in case non-standard products will be ordered, the extra-charge to be applied will be confirmed based on concrete specifications, separately.

7. SCOPE METAL TRADING & TECHNICAL SERVICES LTD.'S OBLIGATIONS

7.1 Scope Metal Trading & Technical Services Ltd. will have the obligation to purchase the contracted quantity presented in the Annex 1 of the Agreement and undertakes to use its best endeavors to promote and extend the sale of Products throughout the Territory; the specifications for the monthly orders to be sent to ALRO not later than day 20th of the month prior to production month, respectively not later than ++.

7.2 Scope Metal Trading & Technical Services Ltd. may sell directly or through other agents Products supplied by ALRO outside of the Territory only with ALRO prior acknowledgement and consent.

7.3 Scope Metal Trading & Technical Services Ltd. shall in all correspondence and other dealings relating directly or indirectly to the sale of the Products within the Territory clearly indicate that it is acting as a principal.

7.4 Scope Metal Trading & Sevices Ltd. shall not incur any liability on behalf of ALRO or in any way pledge or purport to pledge ALRO credit or accept any order or make any contract binding upon ALRO without obtaining the prior written approval of ALRO.

++ REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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7.5 SCOPE METAL TRADING & TECHNICAL SERVICES LTD. shall immediately inform ALRO of any wrongful use in the Territory of any of ALRO patents, trade marks, designs or other intellectual property rights of which SCOPE METAL TRADING &
TECHNICAL SERVICES LTD. is or becomes aware.

7.6 SCOPE METAL TRADING & TECHNICAL SERVICES LTD. undertakes to promptly bring to the notice of ALRO any information received by it which is likely to be of interest use or benefit to ALRO in relation to the marketing and distribution of
PRODUCTS in the TERRITORY, including details of all enquiries and related specifications received by SCOPE METAL TRADING & TECHNICAL SERVICES LTD. with respect to the Products.

7.7 SCOPE METAL TRADING & TECHNICAL SERVICES LTD. shall supply ALRO with bi-annual and annual reports, returns and other information relating to its clients, marketing and distribution of PRODUCTS within the TERRITORY.

7.8 SCOPE METAL TRADING & TECHNICAL SERVICES LTD. undertakes to co-operate with
ALRO technical and sales representatives and to advise on the critical parameters of PRODUCTS for sale and distribution into the TERRITORY. To this end, SCOPE METAL TRADING & TECHNICAL SERVICES LTD. will advise on all available information on the following, but not limited to:

o    market standards; individual customer needs;

o    packing methods;

o    sample and trial order procedures;

o    documentation requirements such as test certificates and the like.

7.9 SCOPE METAL TRADING & TECHNICAL SERVICES LTD. undertakes to provide reasonable assistance to ALRO in connection with market research and preparation for new product development.

7.10 SCOPE METAL TRADING & TECHNICAL SERVICES LTD. shall not without the prior written consent of ALRO cede or assign or purport to cede or assign this
Agreement or any rights or obligations hereunder.

7.11 SCOPE METAL TRADING & TECHNICAL SERVICES LTD. shall not intentionally alter, obscure, remove, conceal or otherwise interfere with any markings or indications of source of origin which may be placed on the Products supplied by
ALRO

7.12 SCOPE METAL TRADING & TECHNICAL SERVICES LTD. shall provide such after sales service as is appropriate with a view to ensuring and maintaining customer satisfaction.

7.13 SCOPE METAL TRADING & TECHNICAL SERVICES LTD. will arrange Marine insurance excluding cover for damage caused by inadequate packing such as while rush by
ALRO in respect of FOB sales to end users in respect of which SCOPE METAL
TRADING & TECHNICAL SERVICES LTD. has undertaken responsibility for Marine
Insurance.

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7.14 The focus of SCOPE METAL TRADING & TECHNICAL SERVICES LTD. will be on long-term ++ marketing of ALRO PRODUCTS, but SCOPE METAL TRADING & TECHNICAL
SERVICES LTD. will also seek to conclude spot business in consultation with
ALRO.

7.15 Should any claims occur will respect to the delivered products. SCOPE METAL
TRADING & TECHNICAL SERVICES LTD. will notify ALRO about them not later than.

     o    ++ in respect of claims relating to internal structure defects and thickness tolerances

     o    ++ in respect of claims relating to other quality issues

     o    ++ in respect to quantitative claims

          from the delivery of Product to SCOPE METAL TRADING & TECHNICAL
          SERVICES LTD. or to an End User, which will be considered the B/L date
          (or CMR date in case of FCA deliveries), and provided that:

               o    The Product which is the subject matter of the claim is set aside and adequately protected for a period of ++ after the date ALRO is notified of the claim.

               o    The Product is clearly specified in writing identified by
                    the relevant packing list, package number(s), delivery note or invoice, determination of the delivery, detailed
                    description of the claim and proposed ways of settlement.
                    Also, based on the agreement between ALRO and SCOPE METAL
                    TRADING & TECHNICAL SERVICES LTD., there can be issued
                    documents as evidence to support the claims by a neutral and internationally acknowledged inspection organization
                    previously agreed by both parties.

               o    SCOPE METAL TRADING & TECHNICAL SERVICES LTD. will present to ALRO samples, photos, movies and any other relevant
                    information regarding the claimed material.

               o    ALRO liability in respect of any claims relating to the
                    non-conformance of PRODUCTS with the contractual
                    specification and/or claims based on defective, damaged or water-stained PRODUCTS shall be limited to replacing such
                    Products or refunding the purchase price and related import cost paid in respect of such Products, however settlement of claims will be negotiated on a claim by claim basis.

               o    Claims should be solved amiably by the Parties within ++
                    from the date of notification. In case of failure to do so,
                    Parties have the right to address issue to arbitration (see
                    Clause 14 Disputes)

8. ALRO OBLIGATIONS

8.1 ALRO has the obligation to accept orders and deliver the quantities in accordance with the Annex 1 of the AGREEMENT

8.2 ALRO shall at its expense supply SCOPE METAL TRADING & TECHNICAL SERVICES
LTD. with such samples patterns. Instruction books, technical pamphlets, catalogues and advertising material as it considers reasonably sufficient in its discretion with a view to the promotion of sales of PRODUCTS within the
TERRITORY.

++ REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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8.3 ALRO together with SCOPE METAL TRADING & TECHNICAL SERVICES LTD. shall provide such reasonable possibly local technical assistance and support as may be required by Scope Metal Trading & Technical Services Ltd. and its customers in relation to the Products.

8.4 ALRO will respond promptly to complaints and claims with regard to the quality of the PRODUCTS supplied by it.

8.5 ALRO shall not incur any liability on behalf of SCOPE METAL TRADING &
TECHNICAL SERVICES LTD. or in any way pledge or purport to pledge SCOPE METAL
TRADING & TECHNICAL SERVICES LTD.'S credit or accept any order or make any contract binding upon SCOPE METAL TRADING & TECHNICAL SERVICES LTD. or otherwise make any warranties or representations for or on behalf of, or with respect to,
SCOPE METAL TRADING & TECHNICAL SERVICES LTD. without obtaining the prior written approval of Scope Metal Trading & Technical Services Ltd.

8.6 ALRO will immediately advise SCOPE METAL TRADING & TECHNICAL SERVICES LTD.
of all inquiries and offers for the purchase of PRODUCTS in, or for delivery or use in, the TERRITORY.

8.7 ALRO will promptly bring to the notice of SCOPE METAL TRADING & TECHNICAL
SERVICES LTD. any information received by ALRO which is likely to be of interest use, or benefit to SCOPE METAL TRADING & TECHNICAL SERVICES LTD. in relation to the marketing and distribution of PRODUCTS in the TERRITORY.

8.8 ALRO will provide periodic updates to SCOPE METAL TRADING & TECHNICAL
SERVICES LTD. in respect of the manufacturing of PRODUCTS on order and expected delivery dates.

8.10 ALRO has the obligation to inform SCOPE METAL TRADING & TECHNICAL SERVICES
LTD. about any possible delay in deliveries and the cause of these delays. In case the delay is of more than ++, ALRO will bear the costs of ++

9. RESERVED RIGHTS

9.1. ALRO may without incurring any obligation to SCOPE METAL TRADING &
TECHNICAL SERVICES LTD. in its discretion decline to accept any order from SCOPE
METAL TRADING & TECHNICAL SERVICES LTD., that was not been accepted before in a form of an offer. SCOPE METAL TRADING & TECHNICAL SERVICES LTD. may without incurring any obligation to ALRO in its discretion decline to accept any directions from ALRO for the sale of PRODUCTS (which are not in accordance with the provisions of this Agreement or which are not approved by SCOPE METAL
TRADING & TECHNICAL SERVICES LTD.).

10. RISK AND OWNERSHIP

++ REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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Risk and Ownership in respect of PRODUCTS supplied by ALRO to SCOPE METAL
TRADING & TECHNICAL SERVICES LTD. shall pass upon the relevant Products in accordance with FOB Constanta delivery condition as defined by Incoterms 2000, unless otherwise agreed in terms of any particular sales transaction.

11. GOVERNING LAW

This AGREEMENT is construed and shall be interpreted in accordance with the
Romanian law. The Annexes represent an integral part of the AGREEMENT.

This AGREEMENT shall constitute the entire contract between the Parties with respect to the subject matter hereof. This AGREEMENT may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of each of the Parties hereto.

12. INDEMNITY

12.1 Save as otherwise provided in this AGREEMENT, SCOPE METAL TRADING &
TECHNICAL SERVICES LTD. shall have no claim against ALRO for short deliveries of or defects in PRODUCTS unless that claim is notified by SCOPE METAL TRADING &
TECHNICAL SERVICES LTD. to ALRO in writing within ++ of the date upon which
SCOPE METAL TRADING & TECHNICAL SERVICES LTD. becomes aware of the facts giving rise to the claim.

12.2 Neither party shall be liable to the other in respect of any consequential damages or loss of profit claims arising out of the non-performance or breach by either party of its obligations in terms of this AGREEMENT or arising out of the purchase or sale of any PRODUCTS whether or not attributable to negligence.

13. FORCE MAJEURE

Neither party will be liable for any failure of or delay in the performance by it of its responsibilities or obligations to the extent that such failure or delay arises from a cause or causes beyond its reasonable control including, without limitation, an act of God, riot or other civil disturbance, strike or other labor dispute, fire, explosion or flood subject to the party affected giving written notice of any such occurrence to the other party immediately upon the onset of the occurrence, provided that this clause shall not apply to the non-payment by a party of any amount due to the other.

14. DISPUTES

14.1 If any dispute arises between SCOPE METAL TRADING & TECHNICAL SERVICES LTD.
AND ALRO at any time in regard to:

     o    any matter arising out of or relating to this AGREEMENT

     o    the interpretation of this AGREEMENT.

++ REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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     o    the termination of this AGREEMENT or any matter arising out of the termination of this AGREEMENT:

     o    a claim for rectification of this AGREEMENT:

then the representatives of ALRO and SCOPE METAL TRADING & TECHNICAL SERVICES
LTD. shall endeavor in good faith to resolve their differences by a process of negotiation. If they are not able to reach agreement the dispute shall be submitted to and decided upon by arbitration.

14.2 The arbitration shall be held in Bucharest Court under the Romanian Law.

14.3 The rules governing the arbitration shall be such rules as may be agreed upon between ALRO and SCOPE METAL TRADING & TECHNICAL SERVICES LTD. If ALRO and
SCOPE METAL TRADING & TECHNICAL SERVICES LTD. fail to agree upon the rules governing the arbitration the rules shall be the rules developed through the
United Nations, namely the UNCITRAL Arbitration Rules.

14.4 The language to be used in the arbitral proceedings shall be English.

14.5 This clause will remain in force notwithstanding the termination of the
AGREEMENT.

15. CONFIDENTIALITY

15.1 All communications between ALRO and SCOPE METAL TRADING & TECHNICAL
SERVICES LTD. relating to information concerning the business transactions and financial affairs of the parties, shall be kept confidential by the recipient unless or until the recipient can reasonably demonstrate that any such communication, is part of the public domain through no fault of its own or that such communication was obtained by the recipient from sources other than the other party to this AGREEMENT, or that such communication is required to be released or disclosed by subpoena, other judicial or administrative process, or by applicable securities, corporate disclosure, or other laws or regulations.

15.2 The obligations contained in this clause shall apply during the currency of this AGREEMENT and for a period of two years after its termination.

16. RELATIONSHIP OF PARTIES

16.1 Nothing in this AGREEMENT shall constitute or be deemed to constitute a partnership between the parties or constitute or be deemed to constitute SCOPE
METAL TRADING & TECHNICAL SERVICES LTD. as the agent of ALRO for any purpose whatsoever and neither party to this AGREEMENT shall have any authority or power to bind the other party to this AGREEMENT or to contract in the name of the other party to this AGREEMENT or create a liability against the other party in this AGREEMENT in any way or of any purpose

++ REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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16.2 ALRO shall not be liable for the acts or defaults of SCOPE METAL TRADING &
TECHNICAL SERVICES LTD. or of its employees or agents and SCOPE METAL TRADING &
TECHNICAL SERVICES LTD. indemnifies ALRO against any such liability.

17. ADDRESSES FOR THE DELIVERY OF NOTICES

17.1 Each of the parties chooses the address for all purposes arising from or in connection with this agreement, including the delivery of notices, as follows:

ALRO :

Slatina, 116 Pitesti Street, Romania

SCOPE METAL TRADING & TECHNICAL SERVICES LTD.:

PO Box 3, BNE Ayish, 79845, Park Reem (Mivza), Israel

17.2 Each party will be entitled from time to time by written notice to the other to change any of its addresses to any other address, provided that one of the addresses shall always be a street address at which the service of legal processes can be effected.

17.3 Any notice which:

     (a)  is delivered by hand at the addressee's street address shall be deemed to have been received by the addressee at the time of delivery; or

     (b)  is posted by prepaid registered post to the addressee at its postal address shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the 10th day after the date of posting; or

     (c)  is transmitted by telefax to the addressee shall be deemed to have been received by the addressee on the date of transmission or, if the transmission is made out of normal business hours, on the first business day following after the date of transmission.

18. TERMINATION

18.1 If either party commits a breach of its obligations in terms of this agreement and fails to remedy that breach within a period of thirty days of being called upon to do so in writing (or if the breach is of a type that is incapable of remedy within such thirty day period, if such party fails to commence such remedy within such thirty day period and to complete such remedy in a reasonable and businesslike manner then, if the breach is material and goes to root of the contract, the party giving such notice shall be entitled to cancel this agreement. The remedy of cancellation as set out in this clause shall be in addition to and not in substitution for any other remedy which either party may have arising out of a breach of the AGREEMENT

18.2 A breach shall not be deemed to be a material breach going to the root of the contract if a payment in money will adequately compensate for such breach and if such payment is made within days of the

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date upon which the amount thereof is fixed by agreement between the parties, or failing agreement, by the award of an arbitrator or by the order of a competent court.

18.3 Notwithstanding anything else contained in this agreement either party may cancel this agreement if the other party is placed in provisional or final liquidation or, in the case of SCOPE METAL TRADING & TECHNICAL SERVICES LTD., the legal equivalent.

19. GENERAL

19.1 This AGREEMENT contains the entire understanding of the parties as to its subject matter. Neither party shall be bound by any condition, warranty, representation nor undertaking of any kind, whether express or implied, except as set forth in this agreement.

19.2 No purported amendment or modification or agreed cancellation of this agreement shall be valid unless in writing and signed by both parties.

19.3 The failure of either party at any time to require performance of any term of this AGREEMENT shall not affect the right of such party to require performance of that term or of any other term in the future. No waiver by either party with respect to a breach of any term of this agreement shall be construed as a waiver with respect to any continuing or subsequent breach of that term, or as a waiver of any other right under this AGREEMENT.

SIGNED by ALRO at

/s/ Gheorghe Dorba         [STAMP]       Subject to approval of Board of
--------------------------------------   Directors of ALRO
AS WITNESSES
1. Peter Wolfert
2. General Manager
                                         For ALRO

SIGNED by SCOPE METAL TRADING & TECHNICAL SERVICES LTD. at day of:

/s/ Shmuel Shiloh                        16/10/2006
--------------------------------------
AS WITNESSES
1. Shmuel Shiloh
2. Chairman & CEO

                               For Scope Metal Trading & Technical Services Ltd.

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                                     ANNEX 1

Minimum  quantity to be bought by Scope Metal Trading & Technical  Services Ltd.
is of ++ tons plates and sheets

PRICES

FOB Constanta port:   6xxx thick (above 21 mm) plates: ++
                      6xxx thin (below 20 mm including) plates: ++
                      5xxx plates: ++
                      6xxx sheets: ++

To avoid any doubts:

A    On the Israeli market, Scope Ltd. is exclusive partner of ++ for semi finished products, subject of the present contract.

B    China, Dalien Best Metals Ltd., will start stocking plates from 6.1" th up to 10" th and offer cutting service in China. The quantities for Dalien are included in the Israel allocation

++ REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.